UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

August 30, 2022

Date of Report (Date of earliest event reported)

ROPER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

1-12273	51-0263969
(Commission File Number)	(IRS Employer Identification No.)

6901 Professional Parkway, Suite 200 Sarasota, Florida	34240
(Address of principal executive offices)	(Zip Code)

(941) 556-2601

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.01 Par Value	ROP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 30, 2022, Roper Technologies, Inc. (the “Company”) entered into an Equity Purchase and Merger Agreement (as amended from time to time, the “Merger Agreement”) with Roper T2 LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Purchaser”), Roper Operations Company II LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (the “Blocker Purchaser”), Project Franklin Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Purchaser (“Merger Sub”), Frontline Technologies Parent LLC, a Delaware limited liability company and the parent company of Frontline (“Frontline Technologies”), Frontline Technologies Blocker Manager, LLC, a Delaware limited liability company, Thoma Bravo Fund XII-A, L.P. a Delaware limited partnership, Insight Partners Continuation Fund, L.P., a Cayman Islands exempted limited partnership, Insight Partners Continuation Fund (Cayman), L.P., a Cayman Islands exempted limited partnership, Ares Capital Corporation, a Maryland corporation, Alpine VI-A, LP, a Delaware limited partnership (collectively, the “Blocker Sellers”), and Thoma Bravo, L.P., a Delaware limited partnership, as representative of the unitholders of Frontline Technologies. Pursuant to the terms and conditions of the Merger Agreement, on the closing date, among other things, the Blocker Purchaser will acquire the equity of the blocker entities and certain units of Frontline Technologies set forth in the Merger Agreement and Merger Sub will merge with and into Frontline Technologies, with Frontline Technologies continuing as the surviving company and as an indirect wholly owned subsidiary of the Company (the “Frontline Acquisition”).

The aggregate consideration payable by the Company on the closing date is approximately $3.725 billion in cash, subject to adjustments in respect of cash, indebtedness and transaction expenses as of the closing. The closing of the Frontline Acquisition is subject to customary closing conditions, including the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended.

The Merger Agreement contains customary representations, warranties and covenants of the Company, the Merger Sub, the Purchaser, the Blocker Purchaser, Frontline Technologies and the Blocker Sellers. From the date of the Merger Agreement until the closing, Frontline Technologies is required to conduct its business in the ordinary course consistent with past practice and to comply with certain customary covenants regarding the operation of its business.

The Merger Agreement provides for customary termination rights of the parties, including termination by Frontline Technologies or the Purchaser, the Blocker Purchaser and the Merger Sub if the closing has not been consummated on or before January 31, 2023, but only if the failure to close shall not have been caused by the action or inaction of the party terminating the Merger Agreement.

Item 7.01.	Other Events.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is filed hereto as Exhibit 2.1, which is incorporated hereto by reference.

On August 30, 2022, the Company issued a press release announcing the Company’s entry into the Merger Agreement. A copy of the press release is furnished hereto as Exhibit 99.1, which shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Equity Purchase and Merger Agreement by and among the Company, Roper T2 LLC, Project Franklin Merger Sub LLC, Frontline Technologies Parent LLC, Roper Operations Company II LLC, the Blocker Sellers and the Representative, dated as of August 30, 2022.*

99.1	Press Release of the Company dated August 30, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Certain annexes and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Roper Technologies, Inc. will furnish the omitted annexes and schedules to the Securities and Exchange Commission upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Technologies, Inc.
(Registrant)

BY:	/s/ John K. Stipancich	Date: August 30, 2022
John K. Stipancich,
Executive Vice President, General Counsel and Corporate Secretary